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                                                                    EXHIBIT 21.1

                     LIST OF SUBSIDIARIES OF THE REGISTRANT

                                               STATE OR OTHER  PERCENT OF VOTING
                                               JURISDICTION OF SECURITIES OWNED
NAME                                            INCORPORATION    BY REGISTRANT
----                                           --------------- -----------------
Red Brick Foreign Sales Corporation...........    Barbados            100%
Red Brick Japan Co., Ltd. ....................      Japan             100%
Red Brick Systems Australasia Pty. Ltd. ......    Australia          50.1%
Red Brick Systems (UK) Limited................     England            100%